Exhibit 99.1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto) is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized representatives as of May 19, 2003.

                                  Palisade Capital Management, L.L.C.

                                  By: /s/ Steven Berman
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                                      Steven Berman, Member


                                  Palisade Concentrated Equity Partnership, L.P.
                                  By: Palisade Concentrated Holdings, L.L.C.,
                                      General Partner

                                  By: /s/ Steven Berman
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                                       Steven Berman, Member

                                   Steven Berman

                                    /s/ Steven Berman
                                  ----------------------------------------------

                                    Mark Hoffman

                                   /s/ Mark Hoffman
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